Exhibit 99.2

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 1, 2011, The Hanover Insurance Group, Inc., a Delaware corporation (“THG” or “the Company”), completed the previously announced acquisition (the “Acquisition”) of Chaucer Holdings PLC, a U.K.-based insurance business (“Chaucer”). In accordance the terms of the Acquisition, 440 Tessera Limited, a wholly-owned subsidiary of the Company, purchased all of the shares of Chaucer. The transaction will be accounted for as a purchase business combination by THG of Chaucer under accounting principles generally accepted in the United States of America (“US GAAP”). The purchase price totaled $490.5 million, including transaction costs of approximately $11 million. The purchase price was funded by $300 million aggregate principal amount of 6.375% senior unsecured notes issued on June 17, 2011, in addition to cash held by THG.

The Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2011 (“Combined Balance Sheet”) combines the historical consolidated balance sheets of THG and Chaucer, giving effect to the acquisition as if it had been consummated June 30, 2011. The Preliminary Unaudited Pro Forma Condensed Combined Income Statements (“Combined Income Statement”) for the six months ended June 30, 2011 and the year ended December 31, 2010 combines the historical consolidated statements of income of THG and Chaucer, giving effect to the acquisition and issuance of debt as if they had occurred on January 1, 2010. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with:

•	The accompanying notes to the preliminary unaudited pro forma condensed combined financial statements;

•	THG’s separate historical unaudited financial statements as of and for the six months ended June 30, 2011 included in THG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011;

•

THG’s separate historical audited consolidated financial statements as of and for the year ended December 31, 2010 included in THG’s Annual Report on Form 10-K for the year ended December 31, 2010; and

•

Chaucer’s separate historical audited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as of and for the year ended December 31, 2010 presented in UK Pounds Sterling (“GBP”) and included as Exhibit 99-1 to THG’s Form 8-K, which was filed with the Commission on June 14, 2011.

Chaucer’s financial statements have been prepared in accordance with IFRS which may vary from US GAAP and are presented in GBP. Adjustments to convert the Chaucer financial statements from IFRS to US GAAP are not significant and are included in the Historical Chaucer column of the accompanying preliminary unaudited pro forma condensed combined financial statements. Chaucer historical balances have been translated from GBP to US Dollars using a spot rate of 1.6053 at June 30, 2011 and an average rate of 1.6017 for the six months then ended. For the year ended December 31, 2010, an average rate of 1.5545 was used to translate amounts from GBP to US Dollars.

Forward-Looking Statements; Estimates and Risk Factors

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor to “forward-looking statements” provided by such act. Forward-looking statements are typically identified by the words “expects”, “should”, “may”, “estimate”, “will” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. The Company cannot be certain that any estimates, expectations or assumptions made by its management in preparing these forward-looking statements will prove accurate. The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. The forward-looking statements speak only as of the date of their initial issuance, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

The preliminary unaudited pro forma condensed combined financial statements (the “Combined Financial Statements”) have been prepared for informational purposes only. The preliminary unaudited pro forma adjustments (the “Pro forma Adjustments”) represent management’s estimates, and significant judgment is required for determining fair values, including, without limitation, fair values of assets, liabilities, commitments, loss and loss adjustment expense reserves, intangible assets, goodwill, and deferred tax assets. Management’s estimates are based on information available at this time, expectations and assumptions including, without limitation, with respect to foreign currency rates, investment returns, claims (both with respect to current year and prior year development) and expected profitability and are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the Combined Financial Statements do not purport to project the future financial position or operating results of the combined company. The Combined Financial Statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, asset dispositions, or other actions or effects that may result from the acquisition.

The Combined Financial Statements have been prepared using the purchase method of accounting with THG as the acquirer. Accordingly, THG’s cost to acquire Chaucer has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at the date indicated. The final allocation of the purchase price will be determined after the completion of a thorough analysis to determine the fair values of Chaucer’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the Pro forma Adjustments presented herein.

Investors are directed to consider the risks and uncertainties in the Company’s business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by the Company with the Securities and Exchange Commission.

THE HANOVER INSURANCE GROUP, INC.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEETS

JUNE 30, 2011

(In millions)	Historical Hanover	Historical Chaucer	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Investments	$4,906.1	$1,602.6	$0.3	a	$6,509.0
Cash and cash equivalents	721.6	756.1	(466.3	) b	1,011.4
Accrued investment income	53.7	22.0	—		75.7
Premiums and accounts receivable, net	760.9	467.9	—		1,228.8
Reinsurance recoverable on paid and unpaid losses	1,280.9	918.9	—		2,199.8
Deferred policy acquisition costs	348.9	187.0	(0.6	) c, d	535.3
Deferred income taxes	173.1	37.1	2.6	e	212.8
Goodwill	178.8	30.2	(11.8	) f	197.2
Other assets	428.9	39.6	64.6	g	533.1
Assets of discontinued operations	128.4	—	—		128.4

Total Assets	$8,981.3	$4,061.4	$(411.2)		$12,631.5

LIABILITIES
Loss and loss adjustment expense reserve	$3,406.4	$2,280.0	$15.1	h	$5,701.5
Unearned premium	1,553.0	857.4	—		2,410.4
Expenses and taxes payable	519.0	64.3	8.5	i, j	591.8
Reinsurance premiums payable	33.1	360.1	—		393.2
Debt	857.9	66.1	(1.3	) k	922.7
Liabilities from discontinued operations	126.9	—	—		126.9

Total Liabilities	6,496.3	3,627.9	22.3		10,146.5

SHAREHOLDERS’ EQUITY
Common stock	0.6	222.7	(222.7	) l	0.6
Additional paid-in capital	1,782.5	146.9	(146.9	) l	1,782.5
Accumulated other comprehensive income (loss)	182.5	(6.4)	6.4	l	182.5
Retained earnings	1,222.9	70.3	(70.3	) l	1,222.9
Treasury stock	(703.5)	—	—		(703.5)

Total Shareholders’ Equity	2,485.0	433.5	(433.5)		2,485.0

Total Liabilities and Shareholders’ Equity	$8,981.3	$4,061.4	$(411.2)		$12,631.5

See accompanying notes to preliminary unaudited pro forma condensed combined financial information.

THE HANOVER INSURANCE GROUP, INC.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED

COMBINED INCOME STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(In millions, except per share data)	Historical Hanover	Historical Chaucer	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Premiums	$1,532.2	$408.4	$—		$1,940.6
Net investment income	121.4	25.8	(4.8	) m	142.4
Net realized investment gains (losses)	16.7	(11.1)	—		5.6
Fees and other income	17.4	9.3	—		26.7

Total revenues	1,687.7	432.4	(4.8)		2,115.3

LOSSES AND EXPENSES
Losses and loss adjustment expenses	1,128.5	335.7	(1.6	) n	1,462.6
Policy acquisition expenses	362.1	117.1	—	o	479.2
Other operating expenses	219.3	56.1	(13.2	) p	262.2

Total losses and expenses	1,709.9	508.9	(14.8)		2,204.0

Loss before income taxes	(22.2)	(76.5)	10.0		(88.7)
Income tax (benefit) expense	(17.7)	(18.4)	3.5	q	(32.6)

Loss from continuing operations	$(4.5)	$(58.1)	$6.5		$(56.1)

Loss per common share from continuing operations:

Basic	$(0.10)				$(1.24)

Diluted	$(0.10)				$(1.24)

Weighted average shares outstanding:

Basic	45.4				45.4

Diluted	45.4				45.4

See accompanying notes to preliminary unaudited pro forma condensed combined financial information.

THE HANOVER INSURANCE GROUP, INC.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED

COMBINED INCOME STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In millions, except per share data)	Historical Hanover	Historical Chaucer	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Premiums	$2,841.0	$927.3	$—		$3,768.3
Net investment income	247.2	57.9	(9.8	) m	295.3
Net realized investment gains (losses)	29.7	(8.2)	—		21.5
Fees and other income	34.3	18.2	—		52.5

Total revenues	3,152.2	995.2	(9.8)		4,137.6

LOSSES AND EXPENSES
Losses and loss adjustment expenses	1,856.3	624.1	(3.1	) n	2,477.3
Policy acquisition expenses	669.0	246.4	(0.6	) o	914.8
Other operating expenses	415.8	80.9	22.2	p	518.9

Total losses and expenses	2,941.1	951.4	18.5		3,911.0

Income before income taxes	211.1	43.8	(28.3)		226.6
Income tax expense (benefit)	57.9	14.1	(9.9	) q	62.1

Income from continuing operations	$153.2	$29.7	$(18.4)		$164.5

Earnings per common share from continuing operations:

Basic	$3.36				$3.61

Diluted	$3.31				$3.55

Weighted average shares outstanding:

Basic	45.6				45.6

Diluted	46.3				46.3

See accompanying notes to preliminary unaudited pro forma condensed combined financial information.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

On July 1, 2011, THG completed the previously announced acquisition of Chaucer. The transaction is accounted for as a purchase business combination by THG of Chaucer under accounting principles generally accepted in the United States of America. The purchase price totaled $490.5 million, including transaction costs of approximately $11 million. The purchase price was funded by $300 million aggregate principal amount of 6.375% senior unsecured notes issued on June 17, 2011, in addition to cash held by THG. The Combined Balance Sheet at June 30, 2011 reflects the acquisition as if it occurred on June 30, 2011. The Combined Income Statements for the year ended December 31, 2010 and the six months ended June 30, 2011 reflects the acquisition and issuance of debt as if they occurred on January 1, 2010.

The purchase price has been allocated as follows based upon purchase accounting adjustments as of June 30, 2011 (in millions):

Cash	$756.1
Premiums and accounts receivable, net	467.9
Investments	1,624.9
Reinsurance recoverables, net	558.8
Deferred acquisition costs	186.4
Deferred income taxes	39.7
Other assets	16.5
Loss and loss adjustment expense reserves and unearned premiums	(3,152.5)
Debt	(64.8)
Other liabilities	(64.3)

Net tangible assets	368.7

Goodwill	18.4
Intangible assets	87.7

Purchase price allocated to Chaucer	474.8

Transaction costs	11.0
Additional hedge-related adjustment based upon June 30, 2011 settlement	4.7

Total purchase price	$490.5

The Combined Financial Statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

The Combined Financial Statements have been prepared assuming that the acquisition is accounted for under the purchase method of accounting (referred to as purchase accounting), in accordance with generally accepted accounting standards of the United States, with THG as the acquiring entity. Accordingly, under purchase accounting, the assets, liabilities and commitments of Chaucer are adjusted to their fair value. For purposes of the Combined Financial Statements, consideration has also been given to the impact of conforming Chaucer’s accounting policies to those of THG. Additionally, certain amounts in the historical consolidated financial statements of Chaucer have been reclassified to conform to the THG financial statement presentation. The Combined Financial Statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, asset dispositions or other actions or effects that may result from the acquisition.

The Pro forma Adjustments represent management’s estimates based on information available at this time. Actual adjustments to the combined balance sheet and income statement will differ, perhaps materially, from those reflected in these Combined Financial Statements because the assets and liabilities of Chaucer will be recorded at their respective fair values and the preliminary assumptions used to estimate these fair values may change between now and the finalization of the application of purchase accounting principles.

The Pro forma Adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Chaucer’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming of Chaucer’s accounting policies to those of THG, could be materially different from the Pro forma Adjustments presented herein. Any increase or decrease in the fair value of Chaucer’s assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to intangible assets and may impact the combined income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.

Note 2 – Pro Forma Adjustments

The purchase price for the stock of Chaucer totaled $490.5 million which included transaction costs of approximately $11 million.

The following Pro forma Adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Chaucer and to conform Chaucer’s accounting policies to THG. The amounts and descriptions related to the preliminary unaudited adjustments are as follows:

		Increase/(Decrease) as of June 30, 2011
		(in millions)
Assets
a)	Adjustment of carrying amount of investments to fair value	$0.3
b)	Adjustment to reflect consideration paid in cash to acquire Chaucer, including cash paid for hedge	(466.3)
c)	Adjustment to eliminate Chaucer’s historical deferred acquisition costs	(187.0)
d)	Adjustment to record the value of the Chaucer business acquired at fair value	186.4
e)	Adjustment of carrying amount of net deferred tax assets	2.6
f)	Adjustments to goodwill
	i. Adjustment to eliminate Chaucer’s historical goodwill	(30.2)
	ii. Adjustment to record the goodwill related to this acquisition	18.4
g)	Adjustments to other assets
	i. Adjustment to eliminate Chaucer’s historical intangible assets	(21.4)
	ii. Adjustment to record the intangibles related to this acquisition (see note 3)	87.7
	iii. Adjustment to record property, plant and equipment at fair value	(1.7)
Liabilities
h)	Adjustment of carrying amount of loss and loss adjustment expense reserves to fair value	15.1
i)	Adjustment to reflect consideration, in the form of notes payable, to acquire Chaucer	13.2
j)	Adjustment to reflect July settlement value of hedge as of June 30, 2011 balance sheet	(4.7)
k)	Adjustment of carrying amount of debt to fair value	(1.3)
Shareholders’ Equity
l)	Net adjustment to remove the historical par value of Chaucer’s common stock, additional paid-in capital, accumulated other comprehensive income, and retained earnings	(433.5)

		Increase/(Decrease) to Income from Continuing Operations for the Six Months ended June 30, 2011	Increase/(Decrease) to Income from Continuing Operations for the Year ended December 31, 2010
		(in millions)	(in millions)
m)	Adjustment to reduce THG’s net investment income for the proceeds to fund the acquisition, net of the effect on net investment income from the debt issuance proceeds	$(4.8)	$(9.8)
n)	Adjustment to losses and loss adjustment expenses for the amortization of the fair value adjustments	1.6	3.1
o)	Adjustment to policy acquisition expenses for the amortization of the fair value adjustment of the Chaucer business acquired	—	0.6
p)	Adjustments to other operating expenses
	i. Adjustment to interest expense for the amortization of fair value adjustments	—	(0.1)
	ii. Adjustment to interest expense for the debt issuance used to fund the acquisition	(9.8)	(19.5)
	iii. Adjustment to amortization expense for the estimated value of identifiable intangible assets with finite lives	(1.3)	(2.6)
	iv. Adjustment to reflect the removal of direct, non-recurring transaction expenses incurred by THG	11.0	—
	v. Adjustment to reflect the removal of direct, non-recurring hedge losses incurred by THG	4.7	—
	vi. Adjustment to reflect the removal of direct, non-recurring transaction expenses incurred by Chaucer	8.6	—
q)	Adjustment to income taxes for pro forma adjustments at the statutory rate of 35%	(3.5)	9.9

The Company incurred nonrecurring charges associated with a hedging transaction directly attributable to the transaction totaling $11.3 million. Of the total, $4.7 million was reflected in the historical statement of income of THG for the six months ended June 30, 2011 and was reflected in the above pro forma adjustments. The remaining $6.6 million of nonrecurring charge was incurred by THG in July 2011 and not reflected in the above pro forma adjustments.

Note 3 – Goodwill and Identified Intangible Assets

The purchase price has been allocated as follows based upon the purchase accounting adjustments as of June 30, 2011 (in millions).

Purchase price	$490.5
Adjustments to purchase price
Transaction costs reflected in THG historical income statement	(11.0)
Additional hedge-related adjustment based upon June 30, 2011 settlement	(4.7)

Purchase price, as adjusted	474.8
Net tangible assets acquired	368.7

Excess purchase price	$106.1

A summary of the preliminary fair value of goodwill and the identifiable intangible assets and their respective estimated useful lives at June 30, 2011 is as follows:

($ in millions)	Amount	Estimated Useful Life	Amortization Method
Lloyd’s Syndicate Capacity	$78.7	Indefinite	N/A
Managing Agent Relationships	2.4	2	Straight line
Software	6.4	5	Straight line
Trademarks	0.2	Indefinite	N/A
Goodwill	18.4	Indefinite	N/A

Total	$106.1

Note 4 – Fair Value of Loss and Loss Adjustment Expense Reserves and Reinsurance Recoverables

An adjustment has been applied to Chaucer’s loss and loss adjustment expense reserves to estimate their fair value. Since such reserves are not traded in a secondary market, the determination of a fair value is approximated by using risk-adjusted present value techniques. Such techniques require application of significant judgment and assumptions.

The fair value adjustment that was applied included (1) discounting the reserves at risk-free rates of interest over their expected payout based on historical patterns and (2) adding a risk factor that reflects the uncertainty within the reserves. Various methodologies were considered to address the uncertainty in the reserves, including alternative measures of the opportunity cost of capital and other underlying factors.

For purposes of the Combined Balance Sheet at June 30, 2011, the range of risk-free rates of interest applied to the fair value adjustment was approximately 0.7% to 4.5%, over the assumed payout period.

A similar methodology was applied to the related ceded reinsurance recoverables.

These estimates are subject to change, based on continuing refinement of the methodologies underlying risk factor development. As a result, the amount of the final purchase accounting adjustment and subsequent accretion could differ materially from the amounts presented in the Combined Financial Statements.

Note 5 – Earnings Per Share

For June 30, 2011 and December 31, 2010, the pro forma net income per common share has been computed based on the combined historical income of THG and Chaucer and the impact of purchase accounting adjustments.